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                                                                   Exhibit 10(g)
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                           PROPERTY CATASTROPHE EXCESS

                              REINSURANCE CONTRACT

                           EFFECTIVE: JANUARY 1, 2002

                                    issued to

                       Merchants Mutual Insurance Company

                                       and

               Merchants Insurance Company of New Hampshire, Inc.

                            both of Buffalo, New York

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                                TABLE OF CONTENTS

  ARTICLE                                                                 PAGE
       I    Classes of Business Reinsured                                   1
      II    Term                                                            1
     III    Territory (BRMA 51A)                                            2
      IV    Exclusions                                                      2
       V    Retention and Limit                                             7
      VI    Reinstatement                                                   7
     VII    Definition of Ultimate Net Loss                                 8
    VIII    Loss Occurrence (NMA 2244c)                                     8
      IX    Loss Notice (BRMA 26B)                                         10
       X    Loss Settlements (BRMA 29E)                                    10
      XI    Salvage and Subrogation                                        10
     XII    Reinsurance Premium                                            10
    XIII    Offset (BRMA 36B)                                              11
     XIV    Access to Records (BRMA 1D)                                    11
      XV    Net Retained Lines (BRMA 32B)                                  12
     XVI    Errors and Omissions (BRMA 14C)                                12
    XVII    Currency (BRMA 12A)                                            12
   XVIII    Taxes (BRMA 50B)                                               12
     XIX    Federal Excise Tax (BRMA 17A)                                  12
      XX    Unauthorized Reinsurance (BRMA 55G)                            13
     XXI    Insolvency                                                     14
    XXII    Arbitration (BRMA 6N)                                          15
   XXIII    Service of Suit (BRMA 49C)                                     16
    XXIV    Agency Agreement                                               17
     XXV    Intermediary (BRMA 23A)                                        17
            Schedule A


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                           PROPERTY CATASTROPHE EXCESS
                              REINSURANCE CONTRACT
                           EFFECTIVE: JANUARY 1, 2002

                                    issued to

                       Merchants Mutual Insurance Company
                                       and
               Merchants Insurance Company of New Hampshire, Inc.
                            both of Buffalo, New York
             (hereinafter referred to collectively as the "Company")

                                       by

                   The Subscribing Reinsurer(s) Executing the
                     Interests and Liabilities Agreement(s)
                                 Attached Hereto
                  (hereinafter referred to as the "Reinsurer")


ARTICLE I - CLASSES OF BUSINESS REINSURED

By this Contract the Reinsurer agrees to reinsure the excess liability which may accrue to the Company under its policies, contracts and binders of insurance or reinsurance, whether written or oral (hereinafter called "policies") in force at the effective date hereof or issued or renewed on or after that date, and classified by the Company as Property, including but not limited to Fire and Allied Lines (including Extended Coverage and excluding Crop Hail), Section I of Farmowners, Section I of Homeowners, Section I of Commercial Multiple-Peril (Coverall and Non-Coverall), Inland Marine (including Section I of Boatowners), Businessowners, Earthquake and Automobile Physical Damage (excluding collision, but including water damage, Fleet Dealers' and Garagekeepers' Legal Liability), subject to the terms, conditions and limitations set forth herein and in Schedule A attached to and forming part of this Contract.

ARTICLE II - TERM

A. This Contract shall become effective on January 1, 2002, with respect to losses arising out of loss occurrences commencing on or after that date, and shall remain in force until December 31, 2002, both days inclusive.

B. If this Contract expires while a loss occurrence covered hereunder is in progress, the Reinsurer's liability hereunder shall, subject to the other terms and conditions of this Contract, be determined as if the entire loss occurrence had occurred prior to the expiration

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    of this Contract, provided that no part of such loss occurrence is claimed against any renewal or replacement of this Contract.

ARTICLE III - TERRITORY (BRMA 51A)

The territorial limits of this Contract shall be identical with those of the Company's policies.

ARTICLE IV - EXCLUSIONS

This Contract does not apply to and specifically excludes the following:

     1. Reinsurance accepted by the Company other than:

        a. Facultative reinsurance on a share basis of risks accepted individually and not forming part of any agreement; or

        b. Local agency reinsurance on a share basis accepted in the normal course of business; or

        c.  Reinsurance accepted by the Company from its affiliate,

     2. Nuclear incident per the following clauses which are attached to and deemed to form a part of this Contract:


        a.  "Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance"
            - USA (BRMA 35B);

        b.  "Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance"
            - Canada (BRMA 35G).

     3. Any extra or non-contractual damages (including loss in excess of policy limits) or legal fees and expense attendant to the defense thereof, including but not limited to compensatory, exemplary and punitive damages or fines or statutory penalties which are awarded against the Company as a result of an act, omission or course of conduct committed by or on behalf of the Company.

     4. Any loss or liability accruing to the Company directly or indirectly from any insurance written by or through any pool or association, including pools or associations in which membership by the Company is required under any statutes or regulations; however, this exclusion shall not apply to:

        a.  The Alabama Insurance Underwriting Association;

        b.  The Florida Windstorm Underwriting Association;

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        c.  The Louisiana Insurance Underwriting Association;

        d.  The Mississippi Windstorm Underwriting Association;

        e.  The New York Coastal Market Assistance Program (CMAP);

        f.  The North Carolina Insurance Underwriting Association;

        g.  The South Carolina Windstorm and Hail Underwriting Association;

        h.  The Texas Catastrophe Property Insurance Association;

        i.  All "Fair Plan" and "Rural Risk Plan" business;

        j.  The Devco Mutual Association.

        However, this Contract shall not cover any increase in such liability resulting from the inability of any other participant in any such pool or plan to meet its liability.

     5. All liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency fund" includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, however denominated, established or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

     6. Any loss or damage which is occasioned by war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority; however, this exclusion shall not apply to any policy which contains a standard war exclusion.

     7. Risks written on a layered basis, whether primary or excess of loss, or policies written with a deductible or franchise of more than $5,000; however, this exclusion shall not apply to policies which provide a percentage deductible or franchise in connection with windstorm.

     8. Insurance against earthquake, except when written in conjunction with fire and otherwise eligible perils.

     9. Insurance on growing crops.

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    10. Insurance against flood, surface water, waves, tidal water or tidal wave, overflow of streams or other bodies of water or spray from any of the foregoing, all whether driven by wind or not, except when written in conjunction with fire or otherwise eligible perils.

    11. Any loss in respect of overhead transmission and distribution lines and their supporting structures other than those on or within 1,000 feet of the insureds premises; however, this exclusion shall not apply to public utilities extension and/or suppliers extension and/or contingent business interruption coverage, provided that these are not part of a transmitters' or distributors' policy.

    12. Business classified as Fidelity.

    13. Liability under coverage afforded for loss or damage resulting from failure to account or pay for any goods or merchandise sold on credit, delivered under deferred payment agreements, consigned for sale, or delivered under any trust or floor plan agreements, except under standard accounts receivables policies.

    14. Any loss or damage caused by or resulting from explosion, rupture, or bursting of steam boilers, steam pipes, steam turbines, steam engines, or rotating parts of machinery caused by centrifugal force; if owned by, leased by, or actually operated under the control of the insured. This exclusion shall not apply to ensuing loss by fire not otherwise excluded.

    15. Mortgage impairment insurance and similar kinds of insurance, howsoever styled, providing coverage to an insured with respect to its mortgagee interest in property or its owner interest in foreclosed property.

    16. Difference in Conditions insurance and similar kinds of insurance, howsoever styled.

    17. Any collection of fine arts with an insurable value of $5,000,000 or more.

    18. Mobile homes.

    19. Inland Marine business with respect to the following:

        a.  All bridges and tunnels;

        b. Cargo insurance when written as such with respect to ocean, lake or inland waterways vessels;

        c.  Commercial Negative Film insurance and Cast insurance;

        d.  Drilling rigs;

        e.  Furriers' Customers policies;

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        f.  Garment Contractors' policies;

        g.  Insurance on livestock under so-called "Mortality policies";

        h.  Jewelers' Block policies and Furriers' Block policies;

        i.  Mining equipment while underground;

        j. Motor Truck Cargo insurance written for common carriers operating beyond a radius of 300 miles;

        k.  Radio and television broadcasting towers;

        l. Registered Mail insurance when the limit of any one addressee on any one day is more than $50,000.

    20. Watercraft, other than watercraft insured under a standard Homeowners or Boatowners policy.

    21. Loss of, damage to, or failure of, or consequential loss resulting therewith (including but not limited to earnings and extra expense) of satellites, spacecraft, and launch vehicles, including cargo and freight carried therein, in all phases of operation (including but not limited to manufacturing, transit, pre-launch, launch, and in-orbit).

    22. Coverage afforded by ISO Pollutant Clean Up and Removal Additional Aggregate Limit of Insurance Endorsement CP 04 07 (Ed., 4/86) or as subsequently amended or by any similar endorsement affording such coverage.

    23. Pollutant clean up or removal, including time element coverage associated therewith, under any Commercial Property policy or any Inland Marine policy written by the Company which does not contain ISO Changes
        - Pollutants Endorsement CP 01 86 (Ed., 4/86) or as subsequently amended; however, this exclusion does not apply to any risk located in a jurisdiction which has not approved the Insurance Services Office ("ISO") exclusion or where other regulatory restraints prohibit the Company from attaching such endorsement. If the Company elects to file an endorsement independent of ISO, such endorsement will be deemed a suitable substitute provided the Company has submitted the wording to the Reinsurer and received the Reinsurer's prior approval.

    24. Notwithstanding any provision to the contrary within this Contract or any amendment thereto, it is agreed that this Contract excludes loss, damage, cost or expense of whatsoever nature directly or indirectly caused by, resulting from or in connection with any Act of Terrorism, regardless of any other cause or event contributing concurrently or in any other sequence to the loss.

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        For the purpose of this exclusion, an Act of Terrorism means an act, including but not limited to the use of force or violence and/or the threat thereof, of any person or group(s) of persons, whether acting alone or on behalf of or in connection with any organization(s) or government(s), committed for political, religious, ideological or similar purposes, including the intention to influence any government and/or to put the public, or any section of the public, in fear.

        This exclusion also excludes loss, damage, cost or expense of whatsoever nature directly or indirectly caused by, resulting from or in connection with any action taken in controlling, preventing, suppressing or in any way relating to any Act of Terrorism, or to any anticipated or suspected Act of Terrorism.

        If the Reinsurer alleges that by reason of this exclusion, any loss, damage, cost or expense is not covered by this Contract, the burden of proving the contrary shall be upon the Company.

        Notwithstanding the above, the Company may include in its ultimate net loss, loss, damage, cost or expense arising from an Act of Terrorism otherwise excluded hereunder if such loss, damage, cost or expense arises from Homeowners and/or Dwelling Fire policies covered under this Contract except for:

        a. Losses that result from the hostile detonation of any explosive or similar device, whether or not a weapon of war, and regardless of whether such device operates through the utilization of conventional explosives or atomic or nuclear fission, fusion or other like reaction involving radioactive force or radioactive matter, and also including any device, whether or not a weapon of war, which through whatever means, disperses or releases radioactive matter;

        b. Losses that result from a building being uninhabitable due to the direct or indirect release of germs, disease or other contagions or contaminants following the Act of Terrorism, including but not limited to losses resulting from so-called "sick building syndrome" in which building occupants experience acute health and comfort effects that appear to be linked to time spent in a building, whether or not a specific illness or cause can be identified;

        c. This "write-back" provision is not intended to provide coverage for loss, damage, cost or expense which is otherwise not covered under this Contract or is excluded by any clause or exclusion of this Contract, including but not limited the Nuclear Incident Exclusion clauses which are attached to and form a part of this Contract, and

        d. In no event shall loss, damage, cost or expense covered under this "write back" provision and arising from non-contiguous states be aggregated into a single loss occurrence.

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        In the event any portion of this exclusion is found to be invalid or unenforceable, the remainder shall remain in full force and effect.

ARTICLE V - RETENTION AND LIMIT

A. As respects each excess layer of reinsurance coverage provided by this Contract, the Company shall retain and be liable for the first amount of ultimate net loss, shown as "Company's Retention" for that excess layer in Schedule A attached hereto, arising out of each loss occurrence. The Reinsurer shall then be liable, as respects each excess layer, for 95.0% of the amount by which such ultimate net loss exceeds the Company's applicable retention, but the liability of the Reinsurer under each excess layer shall not exceed 95.0% of the amount, shown as "Reinsurer's Per Occurrence Limit" for that excess layer in Schedule A attached hereto, as respects any one loss occurrence.

B. As respects each excess layer of reinsurance coverage provided by this Contract, the Company shall retain, in addition to its initial retention each loss occurrence, 5.0% of the excess ultimate net loss to which the excess layer applies.

ARTICLE VI - REINSTATEMENT

A. In the event all or any portion of the reinsurance under any excess layer of reinsurance coverage provided by this Contract is exhausted by loss, the amount so exhausted shall be reinstated immediately from the time the loss occurrence commences hereon. For each amount so reinstated the Company agrees to pay additional premium equal to the product of the following:

     1. The percentage of the occurrence limit for the excess layer reinstated (based on the loss paid by the Reinsurer under that excess layer); times

     2. The earned reinsurance premium for the excess layer reinstated for the term of this Contract (exclusive of reinstatement premium).

B. Whenever the Company requests payment by the Reinsurer of any loss under any excess layer hereunder, the Company shall submit a statement to the Reinsurer of reinstatement premium due the Reinsurer for that excess layer. If the earned reinsurance premium for any excess layer for the term of this Contract has not been finally determined as of the date of any such statement, the calculation of reinstatement premium due for that excess layer shall be based on the annual deposit premium for that excess layer and shall be readjusted when the earned reinsurance premium for that excess layer for the term of this Contract has been finally determined. Any reinstatement premium shown to be due the Reinsurer for any excess layer as reflected by any such statement (less prior payments, if any, for that excess layer) shall be payable by the Company concurrently with payment by the Reinsurer of the requested loss for that excess layer. Any return reinstatement premium shown to be due the

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    Company shall be remitted by the Reinsurer as promptly as possible after receipt and verification of the Company's statement.

C. Notwithstanding anything stated herein, the liability of the Reinsurer under any excess layer of reinsurance coverage provided by this Contract shall not exceed either of the following:

     1. 95.0% of the amount, shown as "Reinsurer's Per Occurrence Limit" for that excess layer in Schedule A attached hereto, as respects loss or losses arising out of any one loss occurrence; or

     2. 95.0% of the amount, shown as "Reinsurer's Annual Limit" for that excess layer in Schedule A attached hereto, in all during the term of this Contract.

ARTICLE VII - DEFINITION OF ULTIMATE NET LOSS

"Ultimate net loss" as used herein shall be understood to mean the sum actually paid by the Company in settlement of losses for which it is liable, after making proper deductions for all other reinsurance or insurance which inures to the benefit of the Reinsurer under this Contract, whether collectible or not, and all salvages and all recoveries, and shall include all expenses incurred by the Company in settlement or defense of claims including the salaries and expenses of salaried adjusters but excluding the office expenses of the Company and the salaries and expenses of its other employees; provided, however, that in the event of the insolvency of the Company, "ultimate net loss" shall mean the amount of loss and expense which the Company has incurred or for which it is liable, and payment by the Reinsurer shall be made to the liquidator, receiver or statutory successor of the Company in accordance with the provisions of
Article XX of this Contract.

ARTICLE VIII - LOSS OCCURRENCE (NMA 2244C)

A. The term "loss occurrence" shall mean the sum of all individual losses directly occasioned by any one disaster, accident or loss or series of disasters, accidents or losses arising out of one event which occurs within the area of one state of the United States or province of Canada and states or provinces contiguous thereto and to one another. However, the duration and extent of any one "loss occurrence" shall be limited to all individual losses sustained by the Company occurring during any period of 168 consecutive hours arising out of and directly occasioned by the same event, except that the term "loss occurrence" shall be further defined as follows:

     1. As regards windstorm, hail, tornado, hurricane, cyclone, including ensuing collapse and water damage, all individual losses sustained by the Company occurring during any period of 72 consecutive hours arising out of and directly occasioned by the same event. However, the event need not be limited to one state or province or states or provinces contiguous thereto.

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     2. As regards riot, riot attending a strike, civil commotion, vandalism and malicious mischief, all individual losses sustained by the Company occurring during any period of 72 consecutive hours within the area of one municipality or county and the municipalities or counties contiguous thereto arising out of and directly occasioned by the same event. The maximum duration of 72 consecutive hours may be extended in respect of individual losses which occur beyond such 72 consecutive hours during the continued occupation of an assured's premises by strikers, provided such occupation commenced during the aforesaid period.

     3. As regards earthquake (the epicentre of which need not necessarily be within the territorial confines referred to in the introductory portion of this paragraph) and fire following directly occasioned by the earthquake, only those individual fire losses which commence during the period of 168 consecutive hours may be included in the Company's "loss occurrence."

     4. As regards "freeze," only individual losses directly occasioned by collapse, breakage of glass and water damage (caused by bursting frozen pipes and tanks) may be included in the Company's "loss occurrence."

B. For all those "loss occurrences," other than those referred to in subparagraph 2 of paragraph A above, the Company may choose the date and time when any such period of consecutive hours commences, provided that it is not earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident or loss, and provided that only one such period of 168 consecutive hours shall apply with respect to one event, except for any "loss occurrence" referred to in subparagraph 1 of paragraph A above where only one such period of 72 consecutive hours shall apply with respect to one event, regardless of the duration of the event.

C. As respects those "loss occurrences" referred to in subparagraph 2 of paragraph A above, if the disaster, accident or loss occasioned by the event is of greater duration than 72 consecutive hours, then the Company may divide that disaster, accident or loss into two or more "loss occurrences," provided no two periods overlap and no individual loss is included in more than one such period and provided that no period commences earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident or loss.

D. No individual losses occasioned by an event that would be covered by 72 hours clauses may be included in any "loss occurrence" claimed under the 168 hours provision.

E.  Losses directly or indirectly occasioned by:

     1. Loss of, alteration of, or damage to; or

     2. A reduction in the functionality, availability or operation of;

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    a computer system, hardware, program, software, data, information repository, microchip, integrated circuit, or similar device in computer equipment or non-computer equipment, whether the property of the policyholder of the Company or not, do not in and of themselves constitute an event unless arising out of one or more of the following perils:

        fire, lightning, explosion, aircraft or vehicle impact, falling objects, windstorm, hail, tornado, cyclone, hurricane, earthquake, volcano, tsunami, flood, freeze or weight of snow.

ARTICLE IX - LOSS NOTICE (BRMA 26B)

The Company shall advise the Reinsurer promptly of all losses which, in the opinion of the Company, may result in a claim hereunder and of all subsequent developments thereto which, in the opinion of the Company, may materially affect the position of the Reinsurer.

ARTICLE X - LOSS SETTLEMENTS (BRMA 29E)

All loss settlements made by the Company, under policies subject hereto, whether under policy terms and conditions or by way of compromise, shall be binding upon the Reinsurer, and, upon receipt of satisfactory proof of loss, the Reinsurer agrees to pay or allow, as the case may be, its share of each such settlement in accordance with this Contract.

ARTICLE XI - SALVAGE AND SUBROGATION

The Reinsurer shall be credited with salvage (i.e., reimbursement obtained or recovery made by the Company, less the actual cost, excluding salaries of officials and employees of the Company and sums paid to attorneys as retainer, of obtaining such reimbursement or making such recovery) on account of claims and settlements involving reinsurance hereunder. Salvage thereon shall always be used to reimburse the excess carriers in the reverse order of their priority according to their participation before being used in any way to reimburse the Company for its primary loss. The Company hereby agrees to enforce its rights to salvage or subrogation relating to any loss, a part of which loss was sustained by the Reinsurer, and to prosecute all claims arising out of such rights.

ARTICLE XII - REINSURANCE PREMIUM

A. As premium for each excess layer of reinsurance coverage provided by this Contract, the Company shall pay the Reinsurer the greater of the following:

     1. The amount, shown as "Annual Minimum Premium" for that excess layer in Schedule A attached hereto; or

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     2. The percentage, shown as "Premium Rate" for that excess layer in
        Schedule A attached hereto, of the Company's net earned premium for the term of this Contract.

B. The Company shall pay the Reinsurer an annual deposit premium for each excess layer of the amount, shown as "Annual Deposit Premium" for that excess layer in Schedule A attached hereto, in four equal installments of the amount, shown as "Quarterly Deposit Premium" for that excess layer in Schedule A attached hereto, on January 1, April 1, July 1 and October 1 of 2002.

C. As promptly as possible after the expiration of this Contract, the Company shall provide a report to the Reinsurer setting forth the premium due hereunder for each excess layer, computed in accordance with paragraph A, and any additional premium due the Reinsurer or return premium due the Company for each such excess layer shall be remitted promptly.

D. "Net earned premium" as used herein is defined as gross earned premium of the Company for the classes of business reinsured hereunder, less the earned portion of premiums ceded by the Company for reinsurance which inures to the benefit of this Contract. For purposes of calculating net earned premium, the following percentages of the Company's total basic policy premium shall be considered subject premium:

     1. 100% as respects Fire, Allied Lines (excluding Crop Hail), Inland Marine, Earthquake and Automobile Physical Damage (excluding Collision);

     2. 85.0% as respects Farmowners and Homeowners;

     3. 15.0% as respects Commercial Multiple Peril (Coverall);

     4. 35.0% as respects Commercial Multiple Peril (Non-Coverall);

     5. 40.0% as respects Businessowners.


ARTICLE XIII - OFFSET (BRMA 36B)

The Company and the Reinsurer may offset any balance or amount due from one party to the other under this Contract or any other contract heretofore or hereafter entered into between the Company and the Reinsurer, whether acting as assuming reinsurer or ceding company. However, in the event of the insolvency of any party hereto, offset shall only be allowed in accordance with applicable law.

ARTICLE XIV - ACCESS TO RECORDS (BRMA 1D)

The Reinsurer or its designated representatives shall have access at any reasonable time to all records of the Company which pertain in any way to this reinsurance.

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ARTICLE XV - NET RETAINED LINES (BRMA 32B)

A. This Contract applies only to that portion of any policy which the Company retains net for its own account, and in calculating the amount of any loss hereunder and also in computing the amount or amounts in excess of which this Contract attaches, only loss or losses in respect of that portion of any policy which the Company retains net for its own account shall be included.

B. The amount of the Reinsurer's liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurer(s), whether specific or general, any amounts which may have become due from such reinsurer(s), whether such inability arises from the insolvency of such other reinsurer(s) or otherwise.

ARTICLE XVI - ERRORS AND OMISSIONS (BRMA 14C)

Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made, provided such omission or error is rectified upon discovery.

ARTICLE XVII - CURRENCY (BRMA 12A)

A. Whenever the word "Dollars" or the "$" sign appears in this Contract, they shall be construed to mean United States Dollars and all transactions under this Contract shall be in United States Dollars.

B. Amounts paid or received by the Company in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Company.

ARTICLE XVIII - TAXES (BRMA 50B)

In consideration of the terms under which this Contract is issued, the Company will not claim a deduction in respect of the premium hereon when making tax returns, other than income or profits tax returns, to any state or territory of the United States of America or the District of Columbia.

ARTICLE XIX - FEDERAL EXCISE TAX (BRMA 17A)

(Applicable to those reinsurers, excepting Underwriters at Lloyd's London and other reinsurers exempt from Federal Excise Tax, who are domiciled outside the United States of America.)

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A.  The Reinsurer has agreed to allow for the purpose of paying the Federal
    Excise Tax the applicable percentage of the premium payable hereon as imposed under Section 4371 of the Internal Revenue Code to the extent such premium is subject to the Federal Excise Tax.

B. In the event of any return of premium becoming due hereunder the Reinsurer will deduct the applicable percentage from the return premium payable hereon and the Company or its agent should take steps to recover the tax from the United States Government.

ARTICLE XX - UNAUTHORIZED REINSURANCE (BRMA 55G)

(Applies only to a Reinsurer who does not qualify for full credit with any insurance regulatory authority having jurisdiction over the Company's reserves.)

A. As regards policies or bonds issued by the Company coming within the scope of this Contract, the Company agrees that when it shall file with the insurance regulatory authority or set up on its books reserves for losses covered hereunder which it shall be required by law to set up, it will forward to the Reinsurer a statement showing the proportion of such reserves which is applicable to the Reinsurer. The Reinsurer hereby agrees that it will apply for and secure delivery to the Company of a clean, irrevocable and unconditional Letter of Credit, issued by a bank, and containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Company's reserves in an amount equal to the Reinsurer's proportion of reserves in respect of known outstanding losses that have been reported to the Reinsurer and allocated loss adjustment expense relating thereto, and losses and allocated loss adjustment expense paid by the Company but not recovered from the Reinsurer, as shown in the statement prepared by the Company (hereinafter referred to as "Reinsurer's Obligations"). Under no circumstances shall any amount relating to reserves in respect of incurred but not reported losses be included in the amount of the Letter of Credit.

B. The Letter of Credit shall be issued for a period of not less than one year, and shall be automatically extended for one year from its date of expiration or any future expiration date unless 30 days prior to any expiration date the issuing bank shall notify the Company by certified or registered mail that the issuing bank elects not to consider the Letter of Credit extended for any additional period.

C. The Reinsurer and Company agree that the Letters of Credit provided by the Reinsurer pursuant to the provisions of this Contract may be drawn upon at any time, notwithstanding any other provision of this Contract, and be utilized by the Company or any successor, by operation of law, of the Company including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company for the following purposes, unless otherwise provided for in a separate Trust Agreement:

     1. To reimburse the Company for the Reinsurer's Obligations, the payment of which is due under the terms of this Contract and which has not been otherwise paid;

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     2. To make refund of any sum which is in excess of the actual amount required to pay the Reinsurer's Obligations under this Contract;

     3. To fund an account with the Company for the Reinsurer's Obligations. Such cash deposit shall be held in an interest bearing account separate from the Company's other assets, and interest thereon not in excess of the prime rate shall accrue to the benefit of the Reinsurer.

    In the event the amount drawn by the Company on any Letter of Credit is in excess of the actual amount required for (1) or (3), the Company shall promptly return to the Reinsurer the excess amount so drawn. All of the foregoing shall be applied without diminution because of insolvency on the part of the Company or the Reinsurer.

D. The issuing bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.

E. At annual intervals, or more frequently as agreed but never more frequently than quarterly, the Company shall prepare a specific statement of the Reinsurer's Obligations, for the sole purpose of amending the Letter of Credit, in the following manner:

     1. If the statement shows that the Reinsurer's Obligations exceed the balance of credit as of the statement date, the Reinsurer shall, within 30 days after receipt of notice of such excess, secure delivery to the Company of an amendment to the Letter of Credit increasing the amount of credit by the amount of such difference.

     2. If, however, the statement shows that the Reinsurer's Obligations are less than the balance of credit as of the statement date, the Company shall, within 30 days after receipt of written request from the Reinsurer, release such excess credit by agreeing to secure an amendment to the Letter of Credit reducing the amount of credit available by the amount of such excess credit.

ARTICLE XXI - INSOLVENCY

A. In the event of the insolvency of one or both of the reinsured companies, this reinsurance shall be payable directly to the company or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of the company without diminution because of the insolvency of the company or because the liquidator, receiver, conservator or statutory successor of the company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the company shall give written notice to the Reinsurer of the pendency of a claim against the company indicating the policy or bond reinsured which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim,

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    the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the Court, against the company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the company solely as a result of the defense undertaken by the Reinsurer.

B. Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Contract as though such expense had been incurred by the company.

C. It is further understood and agreed that, in the event of the insolvency of one or both of the reinsured companies, the reinsurance under this Contract shall be payable directly by the Reinsurer to the company or to its liquidator, receiver or statutory successor, except as provided by Section 4118(a) of the New York Insurance Law or except (1) where this Contract specifically provides another payee of such reinsurance in the event of the insolvency of the company or (2) where the Reinsurer with the consent of the direct insured or insureds has assumed such policy obligations of the company as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the company to such payees.

ARTICLE XXII - ARBITRATION (BRMA 6N)

A. As a condition precedent to any right of action hereunder, any dispute arising out of the interpretation, performance or breach of this Contract, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration will be in writing and sent certified or registered mail, return receipt requested.

B. One arbitrator shall be chosen by each party and the two arbitrators shall, before instituting the hearing, choose an impartial third arbitrator who shall preside at the hearing. If either party fails to appoint its arbitrator within 30 days after being requested to do so by the other party, the latter, after 30 days notice by certified or registered mail of its intention to do so, may appoint the second arbitrator.

C. If the two arbitrators are unable to agree upon the third arbitrator within 30 days of their appointment, the third arbitrator shall be selected from a list of six individuals (three named by each arbitrator) by a judge of the federal district court having jurisdiction over the geographical area in which the arbitration is to take place, or if the federal court declines to act, the state court having general jurisdiction in such area.

D. All arbitrators shall be disinterested active or former executive officers of insurance or reinsurance companies or Underwriters at Lloyd's, London.

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E.  Within 30 days after notice of appointment of all arbitrators, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules for hearings.

F. The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. Unless the panel agrees otherwise, arbitration shall take place in Buffalo, New York, but the venue may be changed when deemed by the panel to be in the best interest of the arbitration proceeding. Insofar as the arbitration panel looks to substantive law, it shall consider the law of the State of New York. The decision of any two arbitrators when rendered in writing shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.

G. The panel shall interpret this Contract as an honorable engagement rather than as merely a legal obligation and shall make its decision considering the custom and practice of the applicable insurance and reinsurance business as promptly as possible following the termination of the hearings. Judgment upon the award may be entered in any court having jurisdiction thereof.

H. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the third arbitrator. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys fees, to the extent permitted by law.

I. If more than one reinsurer is involved in arbitration where there are common questions of law or fact and a possibility of conflicting awards or inconsistent results, all such reinsurers shall constitute and act as one party for purposes of this Article and communications shall be made by the Company to each of the reinsurers constituting the one party; provided, however, that nothing therein shall impair the rights of such reinsurers to assert several, rather than joint defenses or claims, nor be construed as changing the liability of the reinsurers under the terms of this Contract from several to joint.

ARTICLE XXIII - SERVICE OF SUIT (BRMA 49C)

(Applicable if the Reinsurer is not domiciled in the United States of America, and/or is not authorized in any State, Territory or District of the United States where authorization is required by insurance regulatory authorities)

A. It is agreed that in the event the Reinsurer fails to pay any amount claimed to be due hereunder, the Reinsurer, at the request of the Company, will submit to the jurisdiction of any court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer's rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States.

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B.  Further, pursuant to any statute of any state, territory or district of the
    United States which makes provision therefor, the Reinsurer hereby designates the party named in its Interests and Liabilities Agreement, or if no party is named therein, the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract.

ARTICLE XXIV - AGENCY AGREEMENT

If more than one reinsured company is named as a party to this Contract, the first named company shall be deemed the agent of the other reinsured companies for purposes of sending or receiving notices required by the terms and conditions of this Contract, and for purposes of remitting or receiving any monies due any party.

ARTICLE XXV - INTERMEDIARY (BRMA 23A)

Benfield Blanch Inc. is hereby recognized as the Intermediary negotiating this Contract for all business hereunder. All communications (including but not limited to notices, statements, premium, return premium, commissions, taxes, losses, loss adjustment expense, salvages and loss settlements) relating thereto shall be transmitted to the Company or the Reinsurer through Benfield Blanch Inc., 3600 West 80th Street, Minneapolis, Minnesota 55431. Payments by the Company to the Intermediary shall be deemed to constitute payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed to constitute payment to the Company only to the extent that such payments are actually received by the Company.

In Witness Whereof, the Company by its duly authorized representative has executed this Contract as of the date undermentioned at:

Buffalo, New York,this      day of                         in the year         .
                       ----        -----------------------             --------
         -----------------------------------------------------------------------
         Merchants Mutual Insurance Company (for and on behalf of the "Company")

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                                   SCHEDULE A

                           PROPERTY CATASTROPHE EXCESS
                              REINSURANCE CONTRACT
                           EFFECTIVE: JANUARY 1, 2002

                                    issued to

                       Merchants Mutual Insurance Company
                                       and
               Merchants Insurance Company of New Hampshire, Inc.
                            both of Buffalo, New York

                                          FIRST         SECOND          THIRD
                                         EXCESS         EXCESS         EXCESS
Company's Retention                   $ 5,000,000    $10,000,000    $20,000,000

Reinsurer's Per Occurrence Limit      $ 5,000,000    $10,000,000     46,750,000
(95.0% of)

Reinsurer's Annual                    $10,000,000    $20,000,000    $93,500,000
Limit (95.0% of)

Annual Minimum Premium                $   501,600    $   646,000    $ 1,332,000

Premium Rate                                1.503%         1.936%         3.992%

Annual Deposit Premium                $   627,000    $   807,500    $ 1,665,000

Quarterly Deposit Premium             $   156,750    $   201,875    $   416,250

The figures listed above for each excess layer shall apply to each Subscribing Reinsurer in the percentage share for that excess layer as expressed in its Interests and Liabilities Agreement attached hereto.

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
U.S.A.

        NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE - REINSURANCE

    1. This Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

    2. Without in any way restricting the operation of paragraph (1) of this Clause, this Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

      I. Nuclear reactor power plants including all auxiliary property on the site, or

      II. Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and "critical facilities" as such, or

      III. Installations for fabricating complete fuel elements or for processing substantial quantities of "special nuclear material," and for reprocessing, salvaging, chemically separating, storing or disposing of "spent" nuclear fuel or waste materials, or

      IV. Installations other than those listed in paragraph (2) III above using substantial quantities of radioactive isotopes or other products of nuclear fission.

    3. Without in any way restricting the operations of paragraphs (1) and (2) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate

      (a) where Reassured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

      (b) where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However on and after 1st January 1960 this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

    4. Without in any way restricting the operations of paragraphs (1), (2) and
(3) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

    5. It is understood and agreed that this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reassured to be the primary hazard.

    6. The term "special nuclear material" shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof.

    7. Reassured to be sole judge of what constitutes:

      (a)   substantial quantities, and

      (b)   the extent of installation, plant or site.

Note.-Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that

      (a) all policies issued by the Reassured on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

      (b) with respect to any risk located in Canada policies issued by the Reassured on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

12/12/57
N.M.A. 1119
BRMA 35B

        NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE - REINSURANCE

                                     CANADA

1. This Agreement does not cover any loss or liability accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

2. Without in any way restricting the operation of paragraph 1 of this clause, this Agreement does not cover any loss or liability accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

      (a) nuclear reactor power plants including all auxiliary property on the site, or

      (b) any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and critical facilities as such, or

      (c) installations for fabricating complete fuel elements or for processing substantial quantities of prescribed substances, and for reprocessing, salvaging, chemically separating, storing or disposing of spent nuclear fuel or waste materials, or

      (d) installations other than those listed in (c) above using substantial quantities of radioactive isotopes or other products of nuclear fission.

3. Without in any way restricting the operation of paragraphs 1 and 2 of this clause, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith, except that this paragraph 3 shall not operate:

      (a) where the Reinsured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

      (b) where the said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused.

4. Without in any way restricting the operation of paragraphs 1, 2 and 3 of this clause, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

5. This clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reinsured to be the primary hazard.

6. The term "prescribed substances" shall have the meaning given to it by the Atomic Energy Control Act R.S.C. 1985(c), A-16 or by any law amendatory thereof.

7. Reinsured to be sole judge of what constitutes:

      (a)   substantial quantities, and

      (b)   the extent of installation, plant or site.

8. Without in any way restricting the operation of paragraphs 1, 2, 3 and 4 of this clause, this Agreement does not cover any loss or liability accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, caused:

      (1) by any nuclear incident, as defined in the Nuclear Liability Act or any other nuclear liability act, law or statute, or any law amendatory thereof or nuclear explosion, except for ensuing loss or damage which results directly from fire, lightning or explosion of natural, coal or manufactured gas;

      (2)   by contamination by radioactive material.

     NOTE: Without in any way restricting the operation of paragraphs 1, 2, 3 and 4 of this clause, paragraph 8 of this clause shall only apply to all original contracts of the Reinsured, whether new, renewal or replacement, which become effective on or after December 31, 1992.

N.M.A. 1980 (2/19/93)